TABLE OF CONTENTS





ITEM 2

      ACQUISITION OR DISPOSITION OF ASSETS

      HISTORICAL SUMMARY OF GROSS REVENUES AND CERTAIN DIRECT OPERATING
      EXPENSES



ITEM 5

      OTHER EVENTS



EXHIBIT 99.1

        SELLERS CLOSING STATEMENT



SIGNATURES

                               ITEM 2 - FORM 8-K

                     ACQUISITION OR DISPOSITION OF ASSETS


SALE OF HERITAGE SQUARE

The partnership sold Heritage Square, the 26,660 sq. ft. mixed use commercial center on Marco Island to Heritage Square Real Estate,
L.L.C. The sale closed on January 16, 1996 at a price of $1,950,000. This property was purchased by the partnership in March 1988 at a price of $1,600,000.

Closing costs totaled $97,690 which included a selling commission of $83,500 paid to an independent third party. A copy of the Seller Closing Statement is attached.

From the closing proceeds, the partnership paid in full a loan from NationsBank with an approximate principal balance of $594,000 plus accrued interest. That loan was secured by a second mortgage on three properties known as Heritage Square, Broadway Medical Center and Town Center. The partnership also intends to use additional closing proceeds in the approximate amount of $1,200,000 to make a prepayment against additional partnership debt which matures later in 1996.

Pursuant to the information required by Article II of regulation S-X, if the partnership had disposed of Heritage Square Shopping Center at September 30, 1995, the effect on the unaudited financial statements would have been a decrease in net asset value of $1,524,000, a decrease in debt by $1,798,000 and a decrease in other liabilities of $26,000 and a higher net worth of approximately $300,000.

The effect on the unaudited income statement for the nine months ended September 30, 1995, had the shopping been disposed of as of January 1, 1995, would have been to decrease revenue by $213,102, property operating expenses would have decreased $76,098, interest expense would have decreased $40,077, and depreciation and amortization would have decreased $50,532.

Included in this report is the historical summary of gross revenues and certain direct operating expenses for the twelve months ended
December 31, 1995 and December 31, 1994 and 1993.







Page 2

                        HERITAGE SQUARE SHOPPING CENTER
                   HISTORICAL SUMMARY OF GROSS REVENUES AND
                       CERTAIN DIRECT OPERATING EXPENSES

                          JAN 1, 1995
                              THRU
                         DEC 31, 1995     DEC 31, 1994       DEC 31, 1993
GROSS REVENUES

Rental Income
and other                $  278,973       $  281,754         $  322,798

Total Revenue               278,973          281,754            322,798

CERTAIN DIRECT
OPERATING EXPENSES

Real Estate Taxes            20,807           21,684             21,644
Grounds Maintenance           5,350            7,403              4,721
Management Fee               16,942           16,952             17,392
Utilities                    12,408           10,247             14,898
Insurance                     8,572            7,711              7,145
Bad Debts                         0           20,764             19,000
Building Maintenance          2,219            6,754              3,495
Other Expenses               36,157           37,260             24,953

TOTAL CERTAIN DIRECT
OPERATING EXPENSES          102,455          128,775            113,248

EXCESS OF GROSS REVENUES
OVER CERTAIN DIRECT
OPERATING EXPENSES       $  176,518       $  152,979         $  209,550
















Page 3
                               ITEM 5 - FORM 8-K

                                 OTHER EVENTS



OTHER PURCHASE CONTRACTS

The partnership has also entered into separate contracts to sell two other properties.

Actual terms of these contracts can not be disclosed at this time since this information might be used by other potential property purchasers to the deteriment of the partnership in the event that these transactions do not close.

A contract exists to sell Town Center, the partnership's largest asset, a 101,664 sq. ft. specialty shopping center located on Marco Island. All contract contingencies have been met by the partnership and a $100,000 non-refundable deposit has been paid directly to the partnership for future credit to the purchase price upon closing. Said deposit will be retained by the partnership if the transaction does not close.

The sale is scheduled to close no later than May 15, 1996.

A contract also exists to sell Pinebrook Commons, a 33,341 sq. ft. shopping center located in Bradenton, Florida. This contract contains a contingency regarding the purchaser's ability to assume the first mortgage loan with Allstate Insurance Company. The terms of that assumption are currently being negotiated and the assumption has not been approved or declined as yet.

If the financing assumption is approved, this sale is expected to close in the first quarter, 1996.















Page 4
                              EXHIBIT 99.1
                           SELLER CLOSING STATEMENT

Seller:       Florida Income Fund II, Limited Partnership
Buyer:        Heritage Square Real Estate, L.L.C.
Property:     Lots 11, 12 & 13, Block 778, of Replat of a portion of
              MBU 4

Date of Closing:     January 16, 1996.  Tax proration based on 1995
                     taxes of $21,868.40 (15 days at 59.9134 per day)


SELLER CREDITS

Selling Price:                                            $1,950,000.00

BUYER CREDITS:

County Real Estate Taxes                                        (898.70)
Security Deposit (See Attached Schedule A)                   (26,003.54)
1/2 January Rents (See Attached Schedule B)                  (13,742.45)
Resort Activities February Rent                               (1,148.33)

Due from Buyer                                            $1,908,206.98

SELLER EXPENSES

Abstract or title charges                                       (125.00)
Buyer Finder's Fee                                           (83,500.00)
Document Preparation Fee                                        (475.00)
Disbursements                                                    (65.00)
Mortgage Payoff Fee                                              (75.00)
Mortgage Payoff Amount                                      (596,670.00)
Doc Stamps on Deed                                           (13,650.00)
Resort Activities Escrow                                      (4,000.00)

NET CASH DUE SELLER                                       $1,209,646.98

Florida Income Fund II, Limited Partnership accept the closing statement, certify it correct and authorize disbursement in accordance therewith.

Florida Income Fund II, Limited Partnership
By:  Mariner Capital Management, Inc.
General Partner


LAWRENCE A. RAIMONDI, PRESIDENT
(SIGNATURE)



Page 5
                                  SIGNATURES



Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


FLORIDA INCOME FUND II, LIMITED PARTNERSHIP
(REGISTRANT)



JANUARY 16, 1996




LAWRENCE A. RAIMONDI
PRESIDENT AND DIRECTOR, AND CEO
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL EXECUTIVE OFFICER)
(SIGNATURE)



JANUARY 16, 1996



MICHAEL J. SCULLION
SECRETARY/TREASURER
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
(SIGNATURE)